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                                                                   Exhibit 10.25
                        INTERCOMPANY SERVICES AGREEMENT

          This Intercompany Services Agreement (this "Agreement") is made and entered into as of this 2nd day of December, 1997, by and between Howmet International Inc., a Delaware corporation with headquarters in Greenwich, Connecticut ("Howmet"), and Thiokol Corporation, a Delaware corporation with headquarters in Ogden, Utah ("Thiokol").

        1.  COMMENCEMENT AND TERM OF AGREEMENT
            ----------------------------------

            a. Beginning on the date hereof (the "Effective Date"), Thiokol shall begin to provide to Howmet the services set forth in Section 2a of this Agreement ("Corporate Services").

            b. Unless terminated earlier by agreement of the parties hereto or in accordance with its terms, this Agreement shall have a term of three (3) years from its Effective Date.

        2.  SERVICES, INSURANCE COVERAGE AND EMPLOYEE BENEFITS
            --------------------------------------------------

            a. The Corporate Services provided under this Agreement include, but are not limited to the following:

               (1)  Tax planning advice and return preparation
               (2)  Corporate control and Internal audit
               (3)  Risk management and Insurance (see Section 4 hereof)
               (4)  Health, safety and environmental
               (5)  Human resources and employee relations
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               (6)  Legal services (other than outside counsel services)
               (7)  Employee benefit plan administration (see Section 5 hereof)
               (8)  Treasury and cash management
               (9)  Investor Relations and Public Affairs
               (10) Executive Department services

        b. To the extent provided in this Agreement, Thiokol may include Howmet in its insurance coverages ("Insurance"). The foregoing notwithstanding, the parties hereto recognize that Thiokol is neither an insurance broker nor an insurance carrier. At no time will Thiokol be required by this Agreement or otherwise by Howmet to act as an insurance broker or carrier.

        c. In addition to the above services and coverages, Thiokol may provide Howmet employees with benefit plans and programs and the corresponding administrative services ("Benefit Plans").

        3.  COSTS AND FEES FOR CORPORATE SERVICES
            -------------------------------------

           a. In return for Corporate Services provided for herein, Howmet shall pay Thiokol the costs of the services plus a fee, both amounts determined by Thiokol from time to time on a basis consistent with its past practices, recognizing, to the extent practicable, Thiokol's increased ownership of Howmet's stock and Howmet's requirements for the Corporate Services. Howmet shall pay these costs and fees in arrears on the last business day of the period to which the costs and fees relate.

           b. In some cases, the services provided to Howmet by Thiokol will include some services provided by third parties (e.g. insurance brokers and carriers; actuaries; financial printers). Generally, such third party services shall
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be billed directly to Howmet with no "mark up" by Thiokol. However, the cost of
Thiokol's arranging for third parties' services shall be billed to Howmet along with a fee, as described herein.

        4.   Insurance.
             ---------

            a. If Thiokol arranges for an insurance policy covering only Howmet risks or interests, the costs of such a policy shall be handled in accordance with Section 3b, above.

            b. If Thiokol arranges for an insurance policy that covers risks or interests of both Howmet and Thiokol, then the following terms and conditions shall apply:

                (1) Howmet shall, within 30 days of its receipt of a reasonably detailed invoice from Thiokol, pay the portion of the premiums and other charges for the Insurance attributable to the coverage provided to Howmet. Notwithstanding the foregoing, if Thiokol provides Howmet with at least five days' advance written notice, Howmet agrees to make funds available, as and when to be paid by Thiokol, to Thiokol so that Thiokol may pay the premiums and other charges for the Insurance attributable to the coverage provided to Howmet. The portion of such premiums and other charges payable by Howmet shall be allocated in good faith by Thiokol in a manner to reflect the cost to Thiokol of the insurance premiums and other charges that are properly attributable to Howmet (but without any allocation of Thiokol overhead costs). The Insurance provided shall be subject to such policies of insurance or self-insurance, and such guidelines or procedures in respect of insurance or self-insurance, as Thiokol shall determine. In the event the terms of the Insurance change from those terms in effect immediately prior to the date hereof, Thiokol agrees (i) to the extent Thiokol is aware of a material change prior to the effective date of the
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change, to provide notice to Howmet of the change prior to its effective date, or (ii) otherwise to provide notice to Howmet upon becoming aware of the change. It is expressly agreed by Howmet and Thiokol that any self-insurance, retention or deductible shall be for the account of and be an obligation of Howmet, and that Howmet's obligations in respect of such self-insurance, retention or deductible shall survive the termination of this Agreement.

                (2) Termination of Insurance.  Either Howmet or Thiokol may
                    ------------------------
terminate all or any portion of the Insurance at any time on 90 days' prior written notice to the other party hereto. Notwithstanding the foregoing, so long as Thiokol beneficially owns shares of capital stock of Howmet possessing 50% or more of the voting power of all then-outstanding shares of capital stock, Howmet may not, without the prior written consent of Thiokol, terminate all or any portion of the Insurance without providing evidence satisfactory to Thiokol in its sole discretion that Howmet has obtained, or upon termination of such Insurance will obtain, comparable insurance coverage. In the event all or any portion of the Insurance is terminated, if appropriate, the charges therefor shall be adjusted equitably to reflect such termination.

        5.   EMPLOYEE BENEFIT PLANS
             ----------------------

            a.   Plans and Services.  Prior to the Effective Date, employees of
                 ------------------
Howmet participated in the employee benefit plans sponsored by Howmet and administered by Howmet. On and after the Effective Date, employees of Howmet shall be eligible to participate in Thiokol plans subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries and subject to Thiokol's decision whether the inclusion of Howmet employees in a particular plan is economically justified. On and after the Effective Date, subject to regulatory requirements, the Thiokol Corporate Benefits Department will continue to administer those Thiokol plans in which employees of Howmet
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participate in substantially the same manner as it administered the plans prior to the Effective Date.

            b.   Direct Cost Reimbursement.  Howmet shall reimburse Thiokol for
                 -------------------------
the direct costs associated with the plans in which Howmet employees participate. For this purpose, direct costs associated with the plans shall include those items charged to participating employers as direct costs prior to the Effective Date which included the cost of the benefits (premiums and contributions) and administration and management fees of third party providers and internal personnel. As appropriate, Howmet's allocable share of the direct costs will be determined consistent with the methodology used prior to the Effective Date. Thiokol will provide an estimate of the direct costs allocable to Howmet at the same time such information is provided to other business units of Thiokol that are participating employers in the plans. Thiokol will invoice Howmet on a monthly basis and Howmet shall make payment to Thiokol within 30 days of receipt of an invoice. Notwithstanding the foregoing, if Thiokol provides Howmet with at least five days' advance written notice, Howmet agrees to make funds available, as and when to be paid by Thiokol, to Thiokol so that Thiokol may make contributions or payments to, for the account of, or in respect of current or former employees or their spouses of other beneficiaries (i) under tax-qualified benefit plans or (ii) that are generally made on a predetermined periodic basis. Experience rated insurance contracts will be actualized as soon as practicable after the end of each year; Howmet shall promptly reimburse Thiokol the amount of any increased cost and Thiokol will promptly refund to Howmet any overcharges.

            c.   Termination.  Howmet or Thiokol may terminate participation by
                 -----------
Howmet in any plan sponsored by Thiokol by giving 180 days' written notice to the other party, except that the date of termination may be extended by either party if the termination of Howmet's participation would adversely affect the tax qualification of the plan or its compliance with applicable regulatory
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requirements.  The termination date may also be extended to the earlier of an additional 180 days or the expiration date of any contract pursuant to which benefits are provided if termination within 180 days would adversely affect rates or rights of other employees or if more time is necessary to effect an orderly termination of Howmet's employees participation. If the termination date is extended, Thiokol and Howmet will cooperate reasonably in establishing a mutually agreeable termination date. Notice of less than 180 days may be given by mutual written consent of Howmet and Thiokol. Unless Thiokol otherwise agrees, termination shall be effective with respect to the entire plan. Thiokol will promptly submit an invoice for, and Howmet shall promptly pay to Thiokol, all costs incurred prior to the date of termination, including costs resulting from the termination. All services offered by the Thiokol Corporate Benefits Department with respect to such terminated benefit shall cease. Thiokol thereafter will not be responsible for providing benefits of a like type to Howmet employees.

            d.   Changes:  Additional Services.  Howmet may request changes in
                 -----------------------------
plan terms or services; approval of such changes shall be in the sole discretion of Thiokol, which will not be exercised unreasonably. Howmet may request additional services that, if agreeable to Thiokol, will be provided on a direct cost basis to Howmet. From time to time, Thiokol may, as plan sponsor, make changes in the benefit plans or in the administration of any of the plans.

            e.   Howmet Plans.  Except for the executive compensation plans
                 ------------
referenced in Exhibit A, on or after the Effective Date, no employee of Howmet who is covered by a benefit plan sponsored by any entity other than Thiokol shall be entitled to simultaneous coverage under any plan sponsored by Thiokol that provides a benefit of similar type, regardless of whether the other plan provides more or less coverage than the Thiokol-sponsored plan. Howmet shall be solely responsible for benefits delivery and administration of plans covering its employees that are not sponsored by Thiokol. A list of plans not
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sponsored by Thiokol that covered Howmet employees prior to the Effective Date is attached as Exhibit B.

            f.   Regulatory Compliance.  In the event Howmet provides benefit
                 ---------------------
plans to its employees, other than those sponsored by Thiokol, Howmet will have sole responsibility to comply with all regulatory requirements with respect to Howmet plans. Notwithstanding the foregoing, Thiokol and Howmet agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements that apply jointly to Howmet and Thiokol. Such coordination, upon request, will include (but is not limited to) the following: Sharing payroll data for determination of highly compensated employees, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan, review and coordination of insurance and other third party contracts, and providing for review all summary plan descriptions, requests for determination letters, insurance contracts, forms 5500, financial statement disclosures, and plan documents.

            g.   Executive Compensation.  Certain executives also participate in
                 ----------------------
executive compensation and benefit programs offered by Thiokol. These plans are listed in Exhibit A and are administered by the Executive Vice President, Human Resources and Administration of Thiokol.

            h.   Certain Notices.  In the event there is an "ERISA Event,"
                 ---------------
Thiokol shall advise Howmet as soon as reasonably practicable after Thiokol determines the ERISA Event has occurred. For purposes of this Section 4(h), an "ERISA Event" means (i) the termination of a Thiokol plan or the filing of a Notice of Intent to Terminate such a plan, in either case, under Section 4041(c) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"); (ii) the institution of proceedings by the Pension Benefit Guaranty
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Corporation (or any successor thereof) to terminate a Thiokol plan or to appoint a trustee to administer such a plan or the receipt of notice by Thiokol that such an action has been taken with respect to such a plan; (iii) any substantial accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 302 of ERISA is incurred with respect to any plan sponsored by Thiokol and no waiver of that deficiency has been obtained from the Internal Revenue Service; (iv) the Internal Revenue Service determines that a Thiokol plan that is intended to be qualified under Section 401 of the Code fails to meet the applicable requirements of the Code and disqualifies the plan; or (v) an amendment to a plan sponsored by Thiokol that results in a significant underfunding described in Section 401(a)(29) of the Code or Section 307 of ERISA.

            i.   No Third Party Beneficiary.  Nothing in this Agreement is
                 --------------------------
intended to entitle any employee or individual to any benefit or compensation from Howmet or Thiokol or to otherwise establish or create any rights on the part of any third party. Nothing in this agreement is intended to restrict or limit Thiokol in the exercise of its rights or the fulfillment of its duties as plan sponsor.

        6.   COOPERATION.  Thiokol and Howmet shall cooperate with each other
             -----------
with respect to all provisions of this Agreement and the Corporate Services, Insurance (if any) and Benefit Plans (if any) provided hereunder.

        7.   LIMITATION OF LIABILITY.  Except as may be provided in Section 8
             -----------------------
below, Thiokol, its subsidiaries, affiliates, directors, officers, employees, agents and permitted assigns (each, a "Thiokol Party") shall not be liable to Howmet, any subsidiary or any affiliate, director, officer, employee, agent or permitted assign of Howmet or any of its subsidiaries, (each, a "Howmet Party") for any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages, of a Howmet Party arising
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in connection with this Agreement, the Corporate Services, the Insurance or the
Benefit Plans.

        8.   THIOKOL INDEMNIFICATION.  Thiokol shall indemnify, defend and hold
             -----------------------
harmless each of the Howmet Parties from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to as "Damages") of any kind or nature, of third parties unrelated to any Howmet Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of Thiokol in connection with the performance of the Corporate Services or the administration of the Benefit Plans, or provision of the Insurance, except to the extent that Damages were caused directly or indirectly by acts or omissions of any Howmet Party; provided however, that in the case of a Benefit Plan, Howmet's right of indemnification also shall extend to claims of Howmet's employees but shall not extend to any Damages that otherwise would have been owed in the absence of such gross negligence or willful misconduct. Notwithstanding the foregoing, Thiokol shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims. In the event that Howmet knows of a claim that may be the subject of indemnification under this Section, it shall promptly notify Thiokol of such claim and Thiokol, in its sole discretion, may defend, settle, or otherwise litigate such claim.

        9.   HOWMET INDEMNIFICATION.  Howmet shall indemnify, defend and hold
             ----------------------
harmless each of the Thiokol Parties, from and against all Damages of any kind or nature, caused by or arising in connection with Howmet's failure to fulfill Howmet's obligations hereunder, except to the extent that such failure is caused, directly or indirectly, by acts or omissions of any Thiokol Party. Notwithstanding the foregoing, Howmet shall not be liable for any special, indirect, incidental or consequential damages relating to such claims.
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       10.  INFORMATION.  Subject to applicable law, each party hereto covenants
            -----------
and agrees to provide the other party with all information regarding itself and transactions under this Agreement as are required by such other party to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

       11.  CONFIDENTIAL INFORMATION.  Howmet and Thiokol hereby covenant and
            ------------------------
agree to hold in trust and maintain confidential, except as otherwise required by law, all Confidential Information relating to the other party or any of its subsidiaries. Confidential Information shall mean all information disclosed by either party to the other in connection with this Agreement whether orally, visually, in writing or in any other tangible form, and includes, but is not limited to, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like. Without prejudice to the rights and remedies of any party to this Agreement, a party disclosing any Confidential Information to the other party in accordance with the provisions of this Agreement shall be entitled to equitable relief by way of an injunction if the other party hereto breaches or threatens to breach any provision of this Section 11.

       12.  ASSIGNMENT.  Except as otherwise provided herein, neither party may
            ----------
assign or transfer any of its rights or duties under this Agreement to any person or entity without the prior written consent of the other party.

       13.  NOTICES.  Any notice, instruction, direction or demand under the
            -------
terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission or intercompany mail, or five (5) days after posting if sent by certified mail, return receipt requested to the following addresses:
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          Thiokol:
          Thiokol Corporation
          2475 Washington Blvd.
          Ogden, Utah  84401-2398

          Attention:     Daniel S. Hapke, Jr.
                         Senior Vice President and General Counsel

          Telecopy No.:    (801) 629-2279

               and

          Howmet:
          Howmet International Inc.
          475 Steamboat Road
          Greenwich, CT  06836-1960

          Attention:    Roland A. Paul
                        Vice President, General Counsel and Secretary

          Telecopy No.:  (203) 625-8771

or to such other address as either party may have furnished to the other in writing in accordance with this Section 13.

       14.  GOVERNING LAW.  This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of Utah except its choice of law rules and except to the extent preempted by federal law.

       15.  SUSPENSION.  The obligations of any party to perform any acts
            ----------
hereunder may be suspended if such performance is prevented by fires, strikes, embargoes, riot, invasion, governmental interference, inability to secure goods or materials, or other circumstances outside the control of the parties.

       16.  SEVERABILITY.  If any provision of this Agreement shall be invalid
            ------------
or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

       17.  RIGHTS UPON ORDERLY TERMINATION; SURVIVAL.  Upon termination or
            -----------------------------------------
expiration of this Agreement or any of the Services, Insurance or Plans described herein, each party shall, upon request, forthwith return to the other party all reports, paper, materials and other information required to be provided to the other party by this Agreement. In addition, each party shall assist the other in the orderly termination of this Agreement or any of the Services, Insurance or Plans described herein. Notwithstanding any termination of this Agreement, the obligations of the parties hereto to make payments hereunder and the provisions of Sections 7, 8, 9 and 11 shall survive.

       18.  AMENDMENT.  This Agreement may only be amended by a written
            ---------
agreement executed by all of the parties hereto.

       19.  ENTIRE AGREEMENT.  This Agreement, including the exhibits hereto,
            ----------------
constitutes the entire agreement between the parties, and supersedes all prior agreements, representations, negotiations, statements or proposals related to the subject matter hereof.

       20.  COUNTERPARTS.  This Agreement may be executed in separate
            ------------
counterparts, each of which will be deemed an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

               THIOKOL CORPORATION

               By:    /s/ Richard L. Corbin
                      ----------------------
               Name:     Richard L. Corbin
                       ---------------------
               Title:  Senior Vice President
                       ---------------------

               HOWMET INTERNATIONAL INC.

               By:     /s/ Roland A. Paul
                       ---------------------
              Name:
                       ---------------------
              Title:
                       ---------------------

                                   EXHIBIT A

                          EXECUTIVE COMPENSATION PLANS


                                     (TBD)

                                   EXHIBIT B

                  PLANS NOT SPONSORED BY THIOKOL THAT COVERED
                  HOWMET EMPLOYEES PRIOR TO THE EFFECTIVE DATE

                                     (TBD)